UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2017, Accuray Incorporated (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), entered into a First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of August 7, 2017, between the Company and the Trustee (the “Original Indenture”), which governs the Company’s 3.75% Convertible Senior Notes due 2022.  The Company and the Trustee entered into the Supplemental Indenture to effect an amendment to cure a defect in the form of the Original Indenture.  A copy of the Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the First Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Supplemental Indenture in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	First Supplemental Indenture, dated as of December 4, 2017, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Supplemental Indenture, dated as of December 4, 2017, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accuray Incorporated

	By:	/s/ Alaleh Nouri
Name: Alaleh Nouri
Title: Senior Vice President, General Counsel

Date: December 4, 2017

[Signature Page to 8-K]